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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2000

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-1424 (Commission file number)	41-0743912 (IRS employer identification No.)

12501 Whitewater Drive, Minnetonka, Minnesota 55343
(Address of principal executive offices)

Registrant's telephone number, including area code: (952) 938-8080

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

    On May 17, 2000, ADC Telecommunications, Inc. ("ADC") completed its acquisition of Altitun AB, a corporation formed under the laws of Sweden ("Altitun"), pursuant to a Share Purchase Agreement, dated May 4, 2000, between ADC and the shareholders of Altitun (the "Acquisition Agreement"). As provided in the Acquisition Agreement, each of the shares of Altitun outstanding on May 17, 2000 was canceled and exchanged for 12.8366 shares of ADC's common stock. ADC will issue approximately 15,227,000 shares of common stock in exchange for the outstanding shares and options of Altitun. The closing price of ADC common stock on the Nasdaq Stock Market on May 17, 2000 was $62.313.

    Altitun is a leading developer and supplier of active optical components for next-generation optical networks, located in Kista, Sweden. Altitun provides a full tunable laser product line and is the first tunable laser company to offer an integrated electronics control package that ensures easy management and integration.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
2-a	Share Purchase Agreement, dated May 4, 2000 between ADC Telecommunications, Inc. and the shareholders of Altitun AB
2-b	Forward Option Agreement dated May 4, 2000 between ADC Telecommunications, Inc. and the optionholders of Altitun AB listed on the signature pages thereto.
2-c	Form of U.S. Option Exchange Agreement between ADC Telecommunications, Inc. and each of Tomi Adair, Basil Garabet, David Hardwick and John Marchionda.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2000	ADC TELECOMMUNICATIONS, INC.

	By:	/s/ CHARLES T. ROEHRICK Charles T. Roehrick Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description
2-a	Share Purchase Agreement dated May 4, 2000 between ADC Telecommunications, Inc. and the shareholders of Altitun AB.
2-b	Forward Option Agreement dated May 4, 2000 between ADC Telecommunications, Inc. and the optionholders of Altitun AB listed on the signature page thereto
2-c	Form of U.S. Option Exchange Agreement between ADC Telecommunications, Inc. and each of Tomi Adair, Basil Garabet, David Hardwick and John Marchionda.

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INDEX TO EXHIBITS